                                                                   EXHIBIT 99(b)

===============================================================================







                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG

             DAN MANOR, ELI LEVI, RONI BIBI, FIRST ISRATECH FUND LP,
            FIRST ISRATECH FUND LLC, FIRST ISRATECH FUND NORWAY A.S.
             GREATWAY COMMERCIAL INC., UZI ZUCKER, CAREMI PARTNERS,
                   EMICAR, LLC, AND MA'ARAGIM ENTERPRISES LTD.
                                   ("SELLERS")

                                       AND

                                 BIOSONIX, LTD.
                                   ("COMPANY")

                                       AND

                              NEOPROBE CORPORATION
                                    ("BUYER")

                             DATED NOVEMBER 29, 2001

===============================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

1.1      Defined Terms..................................................   1


                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

2.1      Purchase and Sale..............................................   5
2.2      Consideration..................................................   5
2.3      Fractional Shares..............................................   5
2.4      The Closing....................................................   5
2.5      Deliveries at the Closing......................................   5
2.6      Delivery of Additional Buyer Stock.............................   6
2.7      Company Stock Options..........................................   6
2.8      Shareholder Agreement..........................................   7
2.9      Post-Closing Balance Sheet.....................................   7


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of Sellers......................   7
3.2      Representations and Warranties of Sellers and the Company......   9
3.3      Representations and Warranties of Buyer........................   20


                                   ARTICLE IV
                                    COVENANTS

4.1      Implementing Agreement.........................................   23
4.2      Conduct of the Company's Business..............................   23
4.3      Access to Information..........................................   24
4.4      Exclusivity....................................................   24
4.5      Notification of Certain Matters................................   25
4.6      Regulatory and Other Authorizations............................   25
4.7      Further Assurances.............................................   25
4.8      Board Representation...........................................   25
4.9      Extraordinary Transaction by Buyer.............................   26
4.10     Employment Agreements..........................................   26

                                       (i)

4.11     Restriction on Sale of the Company.............................   26
4.12     Indemnification................................................   26
4.13     Covenant Not to Take Action....................................   26


                                    ARTICLE V
                              CONDITIONS TO CLOSING

5.1      Conditions to Obligation of Buyer..............................   27
5.2      Conditions to Obligation of Sellers............................   28


                                   ARTICLE VI
                                 INDEMNIFICATION

6.1      Survival of Representations and Warranties.....................   29
6.2      Indemnification by Buyer.......................................   29
6.3      Indemnification by the Sellers.................................   30
6.4      Limitations on Indemnification.................................   31
6.5      Calculation of Losses..........................................   32
6.6      Satisfaction of Claims With Buyer Stock........................   32
6.7      Exclusive Remedy...............................................   32


                                   ARTICLE VII
                                   TERMINATION

7.1      Termination of Agreement.......................................   33
7.2      Termination Fee................................................   33
7.3      Effect of Termination..........................................   34


                                  ARTICLE VIII
                     APPOINTMENT OF SELLERS' REPRESENTATIVE

8.1      Irrevocable Appointment of Sellers' Representative.............   34
8.2      Acts of Sellers' Representative................................   35
8.3      Replacement of Sellers' Representative.........................   35
8.4      Indemnification of Sellers' Representative.....................   35
8.5      Proof of Authority.............................................   35
8.6      Survival of Power..............................................   36

                                      (ii)

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      Press Releases and Public Announcements........................   36
9.2      Fees and Expenses..............................................   36
9.3      No Third-Party Beneficiaries...................................   36
9.4      Entire Agreement...............................................   36
9.5      Succession and Assignment......................................   36
9.6      Counterparts...................................................   36
9.7      Headings.......................................................   37
9.8      Notices........................................................   37
9.9      Governing Law..................................................   38
9.10     Consent to Jurisdiction........................................   38
9.11     Dispute Resolution.............................................   38
9.12     Amendments and Waivers.........................................   40
9.13     Severability...................................................   40
9.14     Incorporation of Appendices and Schedules......................   40



Appendix A -  Shareholder Agreement
Appendix B -  Employment Agreements
Appendix C - [reserved]
Appendix D - Opinion of Sellers' Counsel
Appendix E - Opinion of Buyer's Counsel


                                      (iii)

                            STOCK PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of November 29, 2001, by and among NEOPROBE CORPORATION, a Delaware corporation with its principal place of business located in Dublin, Ohio, USA (the "BUYER"), and DAN MANOR (ID No. 56058308), ELI LEVI (ID No. 55361992), RONI BIBI (ID No. 57608225), residents of the State of Israel, FIRST ISRATECH FUND LP, a Minnesota, USA limited partnership, FIRST ISRATECH FUND LLC, a Minnesota, USA limited liability company, First Isratech Fund Norway A.S, a Norway company, GREATWAY COMMERCIAL, INC., a corporation organized under the laws of Panama, UZI ZUCKER, a resident of the State of New York, CAREMI PARTNERS, a partnership organized under the laws of Delaware, EMICAR, LLC, a limited liability company organized under the laws of New York, and MA'ARAGIM ENTERPRISES LTD. (Co. No. 51-274661-1), an Israeli company limited by shares (individually, a "SELLER", and collectively the "SELLERS"), and BIOSONIX, LTD. (Co. No.51-267025-8), an Israeli company limited by shares (the "COMPANY"). The Buyer, Sellers and the Company are referred to collectively herein as the "PARTIES."

                                    RECITALS

         WHEREAS, Sellers in the aggregate own all of the issued and outstanding shares of capital stock (the "SHARES") of the Company.

         WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the Shares.

                                    AGREEMENT

         Now, therefore, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings assigned to them in this Article I.

         "ACCOUNTANTS" has the meaning set forth in Section 2.9

         "ACTIONS" has the meaning set forth in Section 3.2(s).

         "ADDITIONAL BUYER STOCK" has the meaning set forth in Section 2.2.

         "ADDITIONAL BUYER STOCK ADJUSTMENT" has the meaning set forth in
Section 2.9.

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" of a Person means the possession, direct or indirect, of the power to (i) vote 50% or more of the voting securities of such Person or elect a majority of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms and phrases "controlling," "controlled by" and "under common control with" have correlative meanings.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "ALTERNATIVE TRANSACTIONS" has the meaning set forth in Section 4.4(a).

         "AUDITED STATEMENTS" has the meaning set forth in Section 3.2(i).

         "BIOSONIX SHAREHOLDER AGREEMENTS" means (i) the Series B Preferred Share Purchase Agreement dated as of April 5, 2001 by and among the Company, Dan Manor, Eli Levi, Roni Bibi and Ma'aragim Enterprises Ltd. (ii) the Share Purchase Agreement dated as of September 14, 1998, by and among the Company and the Sellers (with the exception of Ma'aragim Enterprises Ltd.); and (iii) the Shareholder Rights Agreement dated as of April 5, 2001, by and among the Company and the Sellers.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER ACTIONS" has the meaning set forth in Section 3.3(j).

         "BUYER EFFECT" means a material adverse effect on the business, assets, financial condition or results of operations of Buyer and its Subsidiaries, taken as a whole, which results otherwise than from changes in the economy generally.

         "BUYER SEC FILINGS" has the meaning set forth in Section 3.3(h).

         "BUYER STOCK" has the meaning set forth in Section 2.2.

         "CLOSING" has the meaning set forth in Section 2.4.

         "CLOSING BALANCE SHEET" has the meaning set forth in Section 2.9.

         "CLOSING DATE" has the meaning set forth in Section 2.4.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY OPTIONS" has the meaning set forth in Section 2.7.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

         "DEDUCTIBLE" has the meaning set forth in Section 6.4.

         "EMPLOYEE BENEFIT PLAN" means any (a) formal or informal deferred compensation, severance, pension or retirement plan or arrangement, or (b) health insurance, hospitalization, or other material fringe benefit plan or program, including without limitation any plan, program or arrangement mandated or administered by a governmental authority.

         "ENTITY" means a corporation, partnership, limited partnership, limited liability company, limited liability partnership or other form of business organization.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.2(i).

         "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any governmental authority, domestic or foreign.

         "INITIAL BUYER STOCK" has the meaning set forth in Section 2.2.

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 3.2(r).

         "INTERIM BALANCE SHEET" has the meaning set forth in Section 3.2(i).

         "INVESTMENT AGREEMENTS" means, collectively, (a) the Series B Preferred Share Purchase Agreement dated as of April 5, 2001, by and among the Company and certain of the Sellers, and (b) the Share Purchase Agreement dated as of September 14, 1998 by and among the Company and certain of the Sellers.

         "ISRAELI GAAP" means generally accepted accounting principles in Israel as in effect from time to time.

         "KNOWLEDGE" means (a) an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; and (b) a Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, financial condition, or results of operations of the Company and any of its Subsidiaries, taken as a whole, which results otherwise than from changes in the economy generally.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PERSONNEL" has the meaning set forth in Section 3.2(s).

         "RULES" has the meaning set forth in Section 9.11.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable (or for taxes that the taxpayer is contesting in good faith through appropriate proceedings),
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" or "SELLERS" has the meaning set forth in the preface above.

         "SELLERS' REPRESENTATIVE" has the meaning set forth in Section 8.1.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means any U.S. or Israeli federal, state, local, or foreign income, value added or property tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX REPORT" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

         "TERMINATION FEE" has the meaning set forth in Section 7.2.

         All references to money or currency set forth in this Agreement are to
U. S. dollars, unless otherwise specified.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

         2.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to Buyer, all of his or its Shares of the Company as set forth on SCHEDULE 2.1, which Shares in the aggregate represent 100% of the issued and outstanding shares of capital stock of the Company, free and clear of all Security Interests, for the consideration specified in Section 2.2.

         2.2 CONSIDERATION. The consideration payable for the Shares shall be 9,714,737 shares of common stock, $.001 par value, of Buyer ("INITIAL BUYER STOCK"). The Initial Buyer Stock shall be delivered to Sellers (or to a trustee on behalf of Sellers) or to the individuals designated by the Sellers on
SCHEDULE 2.2 by delivery of share certificates representing the Initial Buyer Stock dated the Closing Date. Each of the Sellers shall receive the number of shares of Initial Buyer Stock set forth on SCHEDULE 2.2. In addition, not later than sixty (60) days following the satisfaction of the conditions specified in
Section 2.6 below, Buyer will deliver to the Sellers 2,085,826 shares of common stock, $.001 par value, of Buyer ("ADDITIONAL BUYER STOCK"), as additional consideration, less any offset for claims of Buyer under Sections 2.9 and 6.2. The Additional Buyer Stock will be distributed to the Sellers as set forth on
SCHEDULE 2.2. As used in this Agreement, Initial Buyer Stock and Additional Buyer Stock shall be collectively referred to as "BUYER STOCK."

         2.3 FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Buyer Stock shall be issued upon the surrender for exchange of certificates held by Sellers, and the proportionate number of shares of Buyer Stock issuable to each Seller will be rounded to the next whole number of shares.

         2.4 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Sharir, Shiv, Friedman & Co. in Tel Aviv, Israel, commencing at 9:00 a.m. local time on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and Sellers may mutually determine (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Closing Date shall be no later than December 31, 2001.

         2.5 DELIVERIES AT THE CLOSING. At Closing,

             (a) Sellers will deliver to Buyer:

                  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

                  (ii) the various certificates, instruments, agreements, consents, waivers, opinions and other documents referred to in Section 5.1;

                  (iii) a copy of the resolution of the Company's board of directors approving the transactions contemplated by this agreement, particularly the sale of the Shares by each of the Sellers to Buyer;

                  (iv) letters of resignation from each of the members of the board of directors of the Company and from each of the officers of the Company;

                  (v) a copy of the unanimous resolution of the Company's shareholders, certified by the Secretary of the Company, approving the transactions contemplated by this Agreement, all waivers required hereby to be given by the shareholders, and adopting and approving, effective at the Closing, any amendments to the Company's Articles of Association and bylaws that may be requested by Buyer;

                  (vi) a counterpart of the Shareholder Agreement referenced in
Section 2.8 below, executed by all the Sellers; and

                  (vii) agreement(s) signed by all necessary parties terminating the Biosonix Shareholder Agreements.

         (b) Buyer will deliver to Sellers:

                  (i) the various certificates, instruments, and documents referred to in Section 5.2.,

                  (ii) certificates for the Initial Buyer Stock, and

                  (iii) a counterpart of the Shareholder Agreement referenced in
Section 2.8 below, executed by a duly authorized officer of the Buyer.

         2.6 DELIVERY OF ADDITIONAL BUYER STOCK. The Buyer's obligation to issue and deliver to the Sellers the Additional Buyer Stock is subject to the condition that the Company has applied before June 30, 2002 for approval of CE Marking for its commercial BioFlow(TM) product from a notified body recognized by the European Commission, in conformity with the European Community Medical Device Directive, as amended.

         2.7 COMPANY STOCK OPTIONS. SCHEDULE 2.7 sets forth the following information with respect to all grants of options to purchase capital stock of the Company ("COMPANY OPTIONS"): (i) the name of the option holder, (ii) the date(s) of the option grant, (iii) the number of shares for which the option grant is exercisable, (iv) the number of shares for which the option grant is vested as of the date of this Agreement, and (v) the exercise price(s) per share for each option grant. At the Closing, Buyer shall pay to each holder of Company Options $11.48 per option share shown as on SCHEDULE 2.7 as being vested as of the date of this Agreement. All Company Options shown on SCHEDULE 2.7 will be cancelled effective at the Closing, but holders of such Company Options who continue as employees of the Company after the Closing will be eligible for option awards under the stock option plans and policies of Buyer, to the same extent as employees of Buyer are eligible for such awards.

         2.8 SHAREHOLDER AGREEMENT. Each of the Sellers and Buyer shall execute and deliver the Shareholder Agreement attached hereto as Appendix A.

         2.9 CLOSING BALANCE SHEET. Promptly following the Closing, the Buyer will cause the Company to prepare and cause the Company's independent accountants to audit in accordance with Israeli GAAP at its expense a balance sheet of the Company as of the Closing Date, with all values stated in U. S. Dollars, which shall include a computation of net working capital (current assets less current liabilities) as of the Closing Date (the "CLOSING BALANCE SHEET"). If the Closing Balance Sheet indicates zero or a positive value for net working capital or if the Closing occurs on or after January 1, 2002, no adjustment to the consideration payable to Sellers will be made. Provided that the Closing occurs on or before December 31, 2001, if the Closing Balance Sheet indicates a negative value for net working capital, then the number of shares of Additional Buyer Stock to be issued to Sellers shall be reduced, by such number of shares of Buyer Stock as are equal in value to the deficiency, based upon a deemed value of $.70 per share (the "ADDITIONAL BUYER STOCK ADJUSTMENT"). Buyer shall notify Sellers in writing of the amount of the Additional Buyer Stock Adjustment following delivery of the Closing Balance Sheet, and if Sellers do not within twenty days give Buyer written notice objecting to the calculation of the Additional Buyer Stock Adjustment, then the parties will attempt to reach agreement within thirty days. If the parties are unsuccessful in reaching an agreement, they will submit such issues to an internationally recognized independent public accounting firm (the "ACCOUNTANTS") selected by mutual agreement. If issues in dispute are submitted to the Accountants for resolution,
(i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and available to that party, and will be afforded an opportunity to present to the Accountants any material relating to the determination; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and
(iii) Buyer on the one hand, and Sellers on the other hand, will each bear 50% of the fees of the Accountants for such determination.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF SELLERS. Each of the Sellers severally and not jointly represents and warrants to Buyer, as of the date of this Agreement and as of the Closing

Date (as if such representations and warranties were made on the Closing Date) as follows, provided, however, that Ma'aragim Enterprises Ltd. makes no representation or warranty as to any matter occurring prior to April 5, 2001:

         (a) ORGANIZATION OF SELLER. If Seller is an Entity, Seller is duly organized, validly existing, and (if applicable in such jurisdiction) is in good standing under the laws of the jurisdiction of its organization, and has all requisite Entity power to own or lease its properties and assets and to carry on its business as it is now being conducted.

         (b) AUTHORITY RELATIVE TO AGREEMENTS. Seller has all necessary power and authority (including Entity authority) to execute and deliver this Agreement and all other agreements contemplated hereby and to perform its obligations hereunder, and, if Seller is an Entity, has taken all Entity action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement and all other agreements contemplated hereby, when executed and delivered by or on behalf of the Seller, will constitute the valid and legally binding obligations of the Seller, legally enforceable against the Seller in accordance with its terms.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or, if the Seller is an Entity, any provision of its charter, bylaws or other governing documents; or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

         (d) INVESTMENT. Seller (i) understands that the Buyer Stock has not been registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Stock solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Stock, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Stock, (vi) understands and agrees that Buyer's offer to pay the consideration for the Shares by way of issuing Buyer Stock does not constitute an Offer to the Public under the Israeli Securities Law, 1968; and (vii) is either (x) an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, or (y) is a "non-U.S. Person" as defined in Rule 902 under the Securities Act. If Seller is a non-U.S. Person, Seller understands that the Buyer Stock may not be offered or sold in the United States or to United States Persons in the absence of registration under the Securities Act, and agrees not to conduct hedging transactions involving the Buyer

Stock except in compliance with the Securities Act. Seller understands that certificates representing shares of Buyer Stock will bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO NEOPROBE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

             (e) COMPANY SHARES. Seller holds of record and legally and beneficially owns the number of Shares set forth next to his or its name on
SCHEDULE 2.1, free and clear of any restrictions on transfer, taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, other than pursuant to the Investment Agreements, which shall be cancelled at Closing. Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any capital stock of the Company. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

         3.2 REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY. The Sellers, jointly and severally, and the Company, represent and warrant to Buyer, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were made on the Closing Date) as follows:

             (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a company limited by shares duly organized and validly existing under the laws of the State of Israel. The Company is duly authorized to conduct business in Israel. The Company conducts business in no jurisdiction other than Israel. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
SCHEDULE 3.2(a) lists all of the directors and officers of Company. The Sellers have delivered to Buyer a copy of the Certificate of Registration, Memorandum and Articles of Association of the Company, as currently in effect.

             (b) AUTHORITY RELATIVE TO AGREEMENTS. The Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Agreement, when executed and delivered by or on behalf of the Company, will constitute the valid and legally binding obligation of the Company, legally enforceable against the Company in accordance with its terms.

         (c) CAPITALIZATION. The entire registered share capital of the Company is 75,100 New Israeli Shekels ("NIS") divided into 521,000 ordinary shares of a nominal value of NIS 0.1 each, of which 140,001 shares are issued and outstanding; 105,000 Series A preferred shares of a nominal value of NIS 0.1each, of which 87,525 are issued and outstanding; 55,000 Series A1 preferred shares of a nominal value of NIS 0.1 each, of which 42,475 are issued and outstanding and 70,000 Series B preferred shares of a nominal value of NIS 0.1 each, of which 57,737 are issued and outstanding. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held beneficially and of record by the respective Sellers as set forth in SCHEDULE 2.1, free and clear of all Security Interests. Except as set forth on SCHEDULE 2.7 in connection with the Company's employee stock option plan and otherwise as set forth on SCHEDULE 3.2(c), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as set forth on SCHEDULE 3.2(c), the Company is not under any obligation to register for trading on any securities exchange any of its currently outstanding securities. Since its incorporation, there has been no declaration or payment by the Company of any assets of any kind to any of its stockholders in redemption of or as the purchase price of any of the Company's securities.

         (d) SUBSIDIARIES. The Company has no Subsidiaries, nor owns, or has any agreement to acquire, any share capital of any other Person, and is not a participant in any partnership or joint venture.

         (e) NONCONTRAVENTION. To the Knowledge of any of the Sellers or the Company, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the Memorandum or Articles of Association of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect.

         (f) BROKERS. No agent, broker, investment banker, Person, or firm acting in a similar capacity on behalf of or under the authority of the Sellers or the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated by this Agreement. Each of the Sellers will indemnify and hold

Buyer harmless from and against any claim or liability resulting from any party claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.

         (g) TITLE TO TANGIBLE ASSETS. All the material tangible assets the Company uses regularly in the conduct of its business are listed on SCHEDULE 3.2(G). Except as listed on SCHEDULE 3.2(g), the Company has good and marketable title to, or a valid leasehold interest in, the assets listed thereon.

         (h) CONSENTS. Except as set forth on SCHEDULE 3.2(h), no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental or regulatory authority or other third party is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the Sellers or the consummation by the Sellers of the transactions contemplated hereby, except for such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby or the ability of Buyer to conduct the business of the Company after the Closing Date. To the extent that any consent or waiver is required from Sellers or their Affiliates in connection with this Agreement or the consummation of the transactions contemplated hereby, such consent or waiver shall be deemed to have been given upon Sellers' execution of this Agreement.

         (i) FINANCIAL STATEMENTS. Sellers and the Company have furnished to Buyer the following financial statements: (i) the audited balance sheets and statements of income, changes in stockholders' equity, and cash flow (in United States dollars) as of and for the fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998 for the Company (the "AUDITED STATEMENTS"); and
(ii) unaudited balance sheet as of October 31, 2001, for the Company (the "INTERIM BALANCE SHEET"). The Audited Statements and the Interim Balance Sheet shall collectively be referred to as the "FINANCIAL STATEMENTS." The Financial Statements are true and correct in all material respects and, are in accordance with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles in Israel ("ISRAELI GAAP") consistently applied, and fairly and accurately present in all material respects the financial position of the Company as of such dates and the results of its operations for the periods then ended, except that the Interim Balance Sheet does not contain footnotes and is subject to normal year-end adjustments. The Company's accounting system, books and records of the Company are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with Israeli GAAP, and fairly and accurately reflect in all material respects the assets and liabilities of the Company and all contracts and transactions to which the Company are or were a part of or by which the Company or any of its business or assets is or was affected.

         (j) ABSENCE OF LIABILITIES. Except as and to the extent (i) reflected on the audited balance sheet of the Company as of December 31, 2000, referred to above, (ii) incurred since December 31, 2000, in the Ordinary Course of Business consistent with past practice, (iii) reflected on the unaudited balance sheet of the Company as of October 31, 2001, or (iv) set forth on SCHEDULE 3.2(j) hereto, the Company does not have any liabilities or obligations of any kind or nature, whether known or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required to be reflected on a balance sheet. Since December 31, 2000, the Company has not suffered any Material Adverse Effect. Except as set forth in SCHEDULE 3.2(j), the Company is not a guarantor or indemnitor of any indebtedness of any other Person.

         (k) BOOKS AND RECORDS. The accounting records, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and applicable Israeli law. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no resolution of any such stockholders, Board of Directors, or committee has been adopted or passed for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

         (l) LEGAL COMPLIANCE.

             (i) To the Knowledge of any of the Sellers or the Company, the Company has at all time been in full compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect, and no event has occurred or circumstance exists (with or without notice of lapse of time) that would cause the Company not to comply with such requirements.

             (ii) SCHEDULE 3.2(l) contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in SCHEDULE 3.2(l) is valid and in full force and effect. Except as set forth in SCHEDULE 3.2(l):

                 (A) the Company is, and at all times since August 16, 1998, has been, in full compliance with all of the terms and requirements of each Governmental Authorization (as then in effect) identified or required to be identified in SCHEDULE 3.2(l), except where the failure to comply would not have a Material Adverse Effect;

                 (B) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (1) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.2(l), or (2) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in SCHEDULE 3.2(l);

                 (C) the Company has not received, at any time since August 16, 1998, any notice or other communication (whether oral or written) from any governmental authority or any other Person regarding (1) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (2) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                 (D) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
SCHEDULE 3.2(l) have been duly filed on a timely basis with the appropriate governmental bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate governmental authorities.

             (iii) The Governmental Authorizations listed in SCHEDULE 3.2(l) collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

         (m) ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 3.2(m), since December 31, 2000, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

             (i) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

             (ii) amendment to the Memorandum or Articles of Association of the Company;

             (iii) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

             (iv) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, that would have a Material Adverse Effect;

             (v) sale, lease, assignment, transfer, or other disposition of any material asset or property of the Company or creation of any Security Interest on any material asset or property of the Company, including the sale, lease, assignment, transfer, or other disposition of any of the Intellectual Property Rights;

             (vi) material change in the accounting methods used by the Company;

             (vii) waiver by the Company of a valuable right or of a debt owed to it;

             (viii) change or amendment to a contract or arrangement by which the Company or any of its assets or properties is bound or subject and that would have a Material Adverse Effect;

             (ix) satisfaction or discharge of any lien, claim or payment of any obligation by the Company, except in the Ordinary Course of Business and that would not have a Material Adverse Effect;

             (x) loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than advances made in the Ordinary Course of Business;

             (xi) to the best of the Company's knowledge, information and belief, any other event or condition of any character that may reasonably have a Material Adverse Effect; or

             (xii) agreement or commitment, whether oral or written, by the Company to do any of the foregoing.

         (n) CONTRACTS. SCHEDULE 3.2(n) contains a complete and accurate list of

             (i) all agreements to which the Company is a party the performance of which will involve consideration in excess of $20,000, in the aggregate.

             (ii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

             (iii) each licensing agreement or other agreement with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees (but not consultants or contractors) regarding the appropriation or the non-disclosure of any of the Intellectual Property Rights;

             (iv) each employment agreement or other agreement with any employee or group of employees;

             (v) each joint venture, partnership, and other agreement (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

             (vi) each agreement containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person; and

             (vii) each power of attorney that is currently effective and outstanding;

             (viii) each policy of insurance to which the Company is a party or under which the Company, is or has been covered at any time within the three years preceding the date of this Agreement; and

             (ix) each material report or grant application submitted to the office of the Chief Scientist of the Ministry of Industry and Commerce of the State of Israel.

     The Sellers or the Company have delivered to Buyer a correct and complete copy of each contract or other agreement listed on SCHEDULE 3.2(n) (as amended to date).

        (o)  EMPLOYEES.

             (i) SCHEDULE 3.2(o) contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and vacation accrued; date of commencement of employment with the Company.

             (ii) To the Knowledge of any of the Sellers or the Company, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and the Company or other Person, that in any way adversely affects or will affect the performance of his duties as an employee or director of the Company, or the ability of the Company to conduct its business. Other than as set forth on
SCHEDULE 3.2(o)(b), to the Knowledge of any of the Sellers or the Company, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

             (iii) The Company is in compliance with all laws and regulations of any governmental authority relating to or regulating the employment of persons, including without limitation all immigration or other laws regulating the employment of persons who are not citizens.

        (p)  TAX MATTERS.

             (i) The Company has filed all Tax Reports that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax Reports or to pay Taxes would not have a Material Adverse Effect.

             (ii) SCHEDULE 3.2(p) lists all Tax Reports filed with respect to the Company for taxable periods ended on or after December 31, 1998, indicates those Tax Reports that have been audited, and indicates those Tax Reports that currently are the subject of audit. Sellers have delivered to Buyer correct and complete copies of all Tax Reports, examination reports, and statements of deficiencies assessed against or agreed to by any the Company since December 31, 1998.

             (iii) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (iv) The Company is not a party to any Tax allocation or sharing agreement.

             (v) The Company has not been a member of an Affiliated Group filing a consolidated Tax Report.

             (vi) The Company has not made any elections under applicable laws or regulations relating to taxation (other than elections relating solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.

        (q) REAL ESTATE.

             (i) The Company owns no real estate.

             (ii) SCHEDULE 3.2(q) lists all real property leased or subleased to the Company. Sellers or the Company have delivered to Buyer correct and complete copies of the leases and subleases listed on SCHEDULE 3.2(q) (as amended to date). To the Knowledge of any of the Sellers or the Company, each lease and sublease listed on SCHEDULE 3.2(q) is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, non-binding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect.

         (r) INTELLECTUAL PROPERTY.


             (i) The term "Intellectual Property Rights" includes:

                 (A) the name "Biosonix", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                 (B) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "PATENTS");

                 (C) all copyrights in both published works and unpublished works (collectively, "COPYRIGHTS");

                 (D) all rights in mask works (collectively, "RIGHTS IN MASK WORKS"); and

                 (E) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS"); owned, used, or licensed by the Company as licensee or licensor.

             (ii) SCHEDULE 3.2(r) contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all agreements relating to the Intellectual Property Rights to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which the Company is the licensee. There are no outstanding and, to the Knowledge of the Sellers or the Company, no threatened disputes or disagreements with respect to any such agreement.

             (iii) Except as set forth in SCHEDULE 3.2(r), the Intellectual Property Rights are all those necessary for the operation of the Company's businesses as they are currently conducted or proposed to be conducted, including without limitation the technologies described in Section 3 of the Company's business plan dated October 2000. Except as described on SCHEDULE 3.2(r), the Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Rights.

             (iv) Except as set forth in SCHEDULE 3.2(r), all former and current employees of the Company have executed written agreements with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company, or the Company has been assigned all such rights by operation of law, and no such former or current employee is entitled to compensation for such rights under the Patents Law, 1967. To the Knowledge of the Sellers or the Company, no employee of the Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

             (v) SCHEDULE 3.2(r) contains a complete and accurate list of all Patents. Except as set forth in SCHEDULE 3.2(r), the Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims. Except as set forth in SCHEDULE 3.2(r), no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Knowledge of the Sellers or the Company, there is no potentially interfering Patent or Patent application of any third party, and no Patent is infringed or has been challenged or threatened in any way. Except as set forth in SCHEDULE 3.2(s), none of the products proposed manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any Patent or other proprietary right of any other Person.

             (vi) Except as set forth in SCHEDULE 3.2(r) and SCHEDULE 3.2(s), the Company conducts its business without infringement or claim of infringement of any Intellectual Property Right of others and the conduct by Buyer after the Closing Date of the Company's business, as it is currently conducted, will not infringe or misappropriate or otherwise violate the Intellectual Property Rights of any other person or constitute a breach or violation of any agreement relating to the Intellectual Property Rights listed on SCHEDULE 3.2(r).

             (vii) SCHEDULE 3.2(r) contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to the Mark "Biosonix" in Israel, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. Except as set forth in SCHEDULE 3.2(r), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Knowledge of the Sellers or the Company, no such action is threatened with the respect to any of the Marks. Except as set forth in SCHEDULE 3.2(r), no Mark is infringed or, to the Knowledge of the Sellers or the Company, has been challenged or threatened in any way. Except as set forth in SCHEDULE 3.2(r), none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

             (viii) SCHEDULE 3.2(r) contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. No Copyright is infringed or, to the Knowledge of the Sellers or the Company, has been challenged or threatened in any way. Except as set forth in
SCHEDULE 3.2(s), none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

             (ix) The Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the Knowledge of the Sellers and the Company, the Trade Secrets are not part of the public knowledge or literature (other than published patent applications), and, to the Knowledge of the Sellers or the Company, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Company) or to the detriment of the Company. Except as set forth in SCHEDULE 3.2(s), no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

        (s) LITIGATION. Except as set forth in SCHEDULE 3.2(s), there is no material action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for any officers, employees or agents of the Company (collectively, "PERSONNEL")), arbitration, investigation or reported claim, pending or to the Knowledge of any of the Sellers or the Company, threatened, before any court, governmental entity or arbitrator (collectively, "ACTIONS") relating to (i) the Company or its business or assets, (ii) any benefit plan for Personnel or any fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement, except in each case for Actions which would not have a Material Adverse Effect.

        (t) EMPLOYEE BENEFITS.

             (i) Schedule 3.2(t) lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                 (A) To the Knowledge of any of the Sellers or the Company, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of Israeli law and its governing documents, except where the failure to comply would not have a Material Adverse Effect.

                 (B) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan, and the Financial Statements accurately reflect all liabilities of the Company under the Employee Benefit Plan.

                 (C) Sellers or the Company have delivered to Buyer summary plan descriptions of Employee Benefit Plans between the Company and the Company's employees.

             (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which the Company contributes, ever has contributed, or ever has been required to contribute, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect.

        (u) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as set forth on SCHEDULE 3.2(u), none of the Sellers and their Affiliates has been involved in any material business arrangement or relationship with the Company within the past 12 months and none of the Sellers and their Affiliates owns any material asset, tangible or intangible, which is used in the business of the Company.

             (v) NO UNLAWFUL PAYMENTS. To the Knowledge of any of the Sellers or the Company, neither the Company nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful payment to domestic or foreign government officials or employees, or to domestic or foreign political parties or campaigns, from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (v) made any false or fictitious entry on the books or records of any company; (vi) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vii) given any favor or gift which is not deductible for federal income tax purposes; or (viii) made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

             (w) DISCLOSURE. No representation or warranty of the Company or Sellers in this Agreement or any Schedule thereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Sellers or the Company that may reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or the Schedules hereto.

         3.3 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers and the Company as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were made on the Closing Date) as follows:

             (a) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.
SCHEDULE 3.3(a) lists all of the directors and executive officers of Buyer. Buyer has delivered to Sellers' Representative a copy of the certificate of incorporation and bylaws of Buyer, as currently in effect.

             (b) AUTHORITY RELATIVE TO AGREEMENTS. Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement and all other agreements contemplated hereby, when executed and delivered by or on behalf of Buyer, will constitute the valid and legally binding obligations of Buyer, legally enforceable against Buyer in accordance with its terms.

             (c) CAPITALIZATION. The total number of shares of capital stock which Buyer is authorized to issue is 55,000,000 shares, consisting of (i) 50,000,000 shares of common stock, par value $.001 per share, of which 26,266,770 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which 500,000 shares are Series A preferred stock, par value $.001 per share, none of which are issued and outstanding. All of the issued and outstanding shares of Buyer have been duly authorized, are validly issued, fully paid and non-assessable. Except as set forth on SCHEDULE 3.3(c) or in the Buyer SEC Filings (defined herein), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock, or other agreement that would result in a change in capitalization of Buyer. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Buyer. Except as set forth on
SCHEDULE 3.3(c) or in the Buyer SEC Filings, Buyer is not under any obligation to register for trading on any securities exchange any of its currently outstanding securities. Since its incorporation, there has been no declaration or payment by Buyer of any assets of any kind to any of its stockholders in redemption of or as the purchase price of any of Buyer's securities.

             (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

             (e) BROKERS' FEES. No agent, broker, investment banker, Person, or firm acting in a similar capacity on behalf of or under the authority of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by Buyer in connection with any of the transactions contemplated by this Agreement. Buyer will indemnify and hold each of the Sellers harmless from and against any claim or liability resulting from any party claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.

             (f) CONSENTS AND APPROVALS. Except as set forth in SCHEDULE 3.3(f), no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Buyer Effect.

             (g) INVESTMENT. Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

             (h) SEC FILINGS. Buyer has filed all forms, reports and documents required to be filed with the SEC since December 31, 1998, and prior to Closing, Buyer has made available to Sellers, as filed with the SEC, complete and accurate copies of (i) the Annual Report of Buyer on Form 10-KSB for the year ended December 31, 2000, and (ii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by Buyer with the SEC since December 31, 1998, in each case including all amendments and supplements (collectively, the "BUYER SEC FILINGS"). The Buyer SEC Filings (including, without limitation, any financial statements or schedules included therein) (i) were prepared in compliance with the requirements of the Securities Act, or the Exchange Act, and the rules and regulations thereunder, as the case may be, and
(ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
SCHEDULE 3.3(i) and in the Buyer SEC Filings made through the date hereof, (i) Buyer has not conducted its business and operations other than in the Ordinary Course of Business, (ii) there has not been any fact, event, circumstance or change affecting or relating to Buyer that has had or is reasonably likely to have a Buyer Effect and (iii) Buyer does not have any liabilities or obligations of any kind or nature, whether known or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required to be reflected on a balance sheet. Except as set forth on SCHEDULE 3.3(i) or in the Buyer SEC Filings, since March 31, 2001, there has not occurred any event reasonably likely to cause a Buyer Effect.

             (j) LITIGATION. Except as disclosed in the Buyer SEC Filings, there is no material action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for any officers, employees or agents of Buyer), arbitration, investigation or reported claim, pending or to the Knowledge of Buyer, threatened, before any court, governmental entity or arbitrator (collectively, "BUYER ACTIONS") relating to (i) Buyer or its business or assets or (ii) the transactions contemplated by this Agreement, except in each case for Buyer Actions which would not have a Buyer Effect.

             (k) VALID ISSUANCE. The Initial Buyer Stock and the Additional Buyer Stock to be issued pursuant to this Agreement will, when issued in accordance with this Agreement, be validly issued, fully paid and nonassessable.

                                   ARTICLE IV

                                    COVENANTS

             4.1 IMPLEMENTING AGREEMENT. Subject to the terms and conditions hereof, each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article V).

             4.2 CONDUCT OF THE COMPANY'S BUSINESS. The Company covenants and agrees that, prior to the earlier of (i) the Closing Date or (ii) the termination of this Agreement, unless Buyer shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                 (a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the Ordinary Course of Business and the Company shall use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees, maintain its assets (other than those permitted to be disposed of hereunder) in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner, and preserve its goodwill and ongoing business;

                 (b) The Company shall not do any of the following:

                     (i) sell, pledge, dispose of or encumber any property or assets (including Intellectual Property Rights) of the Company that are material to the Company's business, except immaterial assets in the Ordinary Course of Business and except that the Company may grant purchase money security interests;

                     (ii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares;

                     (iii) redeem, purchase, acquire or offer to acquire any shares of its capital stock;

                     (iv) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets, or modify the terms or any outstanding options, warrants or rights to acquire the Company's capital stock;

                     (v) incur or guarantee any indebtedness for borrowed money other than in the Ordinary Course of Business and consistent with past practices, or refinance any such indebtedness or issue or sell any debt securities;

                     (vi) grant any increase in the salary or other compensation of its officers or employees, except for reasonable salary increases in the Ordinary Course of Business, or enter into any employment agreement or make any loan to any officer or employee of the Company; or

                     (vii) adopt, amend, modify or terminate any plan for the benefit of the Company's officers or employees, except as may be required by applicable law or regulation.

                 (c) Each Seller agrees that such Seller will not take any action that would cause, directly or indirectly, the Company to violate any of the covenants set forth herein.

             4.3 ACCESS TO INFORMATION.

                 (a) The Sellers and the Company shall, and shall cause their respective officers, employees, representatives, advisors and agents to provide, from the date hereof to the Closing Date, Buyer and its officers, directors, employees, advisors and agents access at all reasonable times during normal business hours to the Company's officers, employees, agents, properties, facilities, books and records, and shall furnish Buyer with all financial, operating and other information and data as Buyer may reasonably request; PROVIDED, HOWEVER, that the Sellers or the Company, as the case may be, may require advisors, agents, and any other external representatives of Buyer to execute a non-disclosure agreement on terms mutually agreeable to the Sellers and the Company, as the case may be, and Buyer, as a condition to providing such advisors, agents or external representatives of the Company with access to the aforesaid information. Buyer shall treat and hold as such an Confidential Information it receives from any of Sellers and the Company in the course of the reviews contemplated by this Section 4.3.

                 (b) If this Agreement is terminated, Buyer shall, and shall cause its officers, directors, employees, advisors and agents, to promptly deliver to Sellers or the Company, as the case may be, all Confidential Information, and all copies thereof, obtained by it or on its behalf from Sellers of the Company, as the case may be, as a result of this Agreement or in connection herewith.

             4.4 EXCLUSIVITY. Sellers and the Company shall not, nor shall they authorize or permit any of their officers, employees, advisors, agents, consultants or representatives to, directly or indirectly, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of the Company, or all or substantially all of its assets, shares or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the ordinary course) (the "ALTERNATIVE TRANSACTIONS"). Sellers and the Company shall immediately notify Buyer if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions are sought to be initiated or continued with, the Sellers or the Company regarding an Alternative Transaction and shall, in any such notice to Buyer, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Buyer informed of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

             4.5 NOTIFICATION OF CERTAIN MATTERS. Each of the Sellers and the Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to each of the Sellers and the Company, of (a) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of the Sellers, the Company, or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder; PROVIDED, HOWEVER, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

             4.6 REGULATORY AND OTHER AUTHORIZATIONS.

                 (a) Each of the Sellers, the Company and Buyer will use its best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and foreign regulatory bodies and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement and will cooperate fully with the other Party in promptly seeking to obtain all such authorizations, consents, orders and approvals. None of the Sellers, the Company or the Buyer will take any action that will have the effect of delaying, impairing or impeding the receipt of any required approval.

                 (b) If in order to properly prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that the Sellers, the Company or Buyer be furnished with additional information relating to the Company, and such information is in the possession of the other Party, such Party agrees to use its best efforts to furnish such information in a timely manner to such other Party, at the cost and expense of the Party being furnished such information.

             4.7 FURTHER ASSURANCES. Each of the Sellers and Buyer shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

             4.8 BOARD REPRESENTATION. Concurrently with the Closing of the transactions contemplated hereby, the Board of Directors of Buyer shall appoint Dan Manor as a member of Buyer's Board of Directors for a term to expire at Buyer's 2003 annual meeting of stockholders, and shall appoint Reuven Avital to be appointed as a member of Buyer's Board of Directors for a term to expire at Buyer's 2004 annual meeting of stockholders. Such directors shall have all of the rights and obligations belonging to the current members of Buyer's Board of Directors as set forth in Buyer's certificate of incorporation and bylaws.

             4.9 EXTRAORDINARY TRANSACTION BY BUYER. Buyer covenants and agrees that, prior to the earlier of (i) the Closing Date or (ii) termination of this Agreement, unless the Sellers' Representative shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                 (a) The business of Buyer shall be conducted only in, and Buyer shall not take any action except in, the Ordinary Course of Business and Buyer shall use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees, maintain its assets (other than those permitted to be disposed of hereunder) in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner, and preserve its goodwill and ongoing business;

                 (b) Buyer shall take no action reasonably likely to cause a Buyer Effect.

             4.10 EMPLOYMENT AGREEMENTS. Dan Manor, Eli Levi and Roni Bibi each will execute and deliver to Buyer an Employment Agreement in he form attached hereto as Appendix B.

             4.11 RESTRICTION ON SALE OF THE COMPANY. For a period of two years after the Closing Date, Buyer will not sell or transfer the Shares or substantially all of the assets of the Company in a manner that will cause an Israeli tax event to the Sellers unless the Sellers' Representative agrees in writing to any arrangement that will reasonably compensate the Sellers for such a tax event.

             4.12 INDEMNIFICATION. From the Closing Date until the third anniversary of the Closing Date, Buyer shall cause the Company to fulfill and honor in all respects the obligations of the Company pursuant to indemnification agreements (including any agreements contained in the Company's Articles of Association) between the Company and its directors and officers existing on the date of this Agreement. This Section 4.12 shall survive the consummation of the transactions contemplated by this Agreement, is intended to benefit the Company and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Company and Buyer, and shall be enforceable by the indemnified parties and is in addition to, and not in substitution for, any other rights to indemnification that any such person may have by contract or otherwise.

             4.13 COVENANT NOT TO TAKE ACTION. Except for acts constituting fraud or breach of fiduciary duty, Buyer and the Company shall not take any action, institute any legal proceeding or assert any claim against any of the directors or officers of the Company, in their capacities as directors or officers of the Company or as individuals, with respect to: (i) any misrepresentation, breach or default as to any representation, warranty, agreement, covenant or obligation contained in this Agreement or any certificate or schedule delivered pursuant to this Agreement or (ii) any other matter arising out of or related to their service as directors or officers of the Company; it being understood that the foregoing shall in no way limit the rights of Buyer to take action against the Company under Section 6.3 hereof. The foregoing shall not limit in any way the remedies available to Buyer or the claims that may be asserted against any officer or director under this Agreement if such person is also a Seller in their capacity as a Seller.

                                   ARTICLE V

                        CONDITIONS TO OBLIGATION TO CLOSE

             5.1 CONDITIONS TO OBLIGATION OF BUYER. The obligation of the Buyer to consummate the transactions to be performed by it under this Agreement is subject to satisfaction at or prior to Closing of the following conditions:

                 (a) the representations and warranties of Sellers and the Company set forth in Sections 3.1 and 3.2 shall be true and correct in all material respects at and as of the Closing Date;

                 (b) each of the Sellers and the Company shall have performed and complied in all material respects with all covenants, agreements and obligations required to be performed and complied with by them prior to the Closing Date;

                 (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                 (d) the Sellers, the Company and/or Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3.2(h), 3.3(f), and 4.6.

                 (e) since the date of this Agreement, there shall not have occurred any event or development which reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect;

                 (f) Buyer shall have obtained all waivers, consents and other agreements requested by Buyer from the holders of options and warrants to purchase capital stock of the Company in connection with the actions contemplated under Section 2.7 of this Agreement

                 (g) the Chief Scientist of the Ministry of Industry and Commerce of the State of Israel shall have unconditionally approved the transactions contemplated by this Agreement;

                 (h) the agreement referenced in Sections 4.10 has been executed and delivered by all the parties thereto;

                 (i) the Sellers and the Company each shall have delivered to Buyer its certificate to the effect that each of the conditions specified in
Section 5.1(a) - (c) is satisfied in all material respects;

                 (j) each of the Sellers and Buyer shall have executed the Shareholder Agreement attached hereto as Appendix A;

                 (k) Buyer shall have received from counsel to Sellers an opinion in form and substance as set forth in Appendix D attached hereto, addressed to the Buyer, and dated as of the Closing Date; and

                 (l) Buyer shall have received from counsel to the Company on intellectual property matters an opinion regarding patent infringement in a form reasonably acceptable to Buyer, addressed to the Buyer, and dated as of the Closing Date.

            Buyer may waive any condition specified in this Section 5.1. if it executes a writing so stating at or prior to Closing.

            5.2 CONDITIONS TO OBLIGATION OF SELLERS. The obligation of Sellers to consummate the transactions to be performed by it under this Agreement is subject to satisfaction at or prior to Closing of the following conditions:

                 (a) the representations and warranties of Buyer forth in
Section 3.3 shall be true and correct in all material respects at and as of the Closing Date;

                 (b) Buyer shall have performed and complied in all material respects with all covenants, agreements and obligations required to be performed and complied with by Buyer prior to the Closing Date;

                 (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                 (d) the Sellers, the Company and/or Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3.2(h), 3.3(f), and 4.6.

                 (e) the Chief Scientist of the Ministry of Industry and Commerce of the State of Israel shall have approved the transactions contemplated by this Agreement;

                 (f) since the date of this Agreement, there shall not have occurred any event or development which reasonably could be expected to have, individually or in the aggregate, a Buyer Effect;

                 (g) Provided that they have timely made application therefore and provided all necessary supporting information and documentation, certain of the Sellers who are residents of Israel and/or the Company shall have received a ruling from the Israeli Income Tax Commissioner to the effect that the transactions contemplated by this Agreement will not result in the recognition by such Sellers of taxable income until the sale of the Buyer Stock received by such Sellers;

                 (h) Buyer shall have delivered to Sellers a certificate to the effect that each of the conditions specified in Section 5.2(a) - (c) is satisfied in all material respects;

                 (i) each of the Sellers and Buyer shall have executed the Shareholder Agreement attached hereto as Appendix A;

                 (j) Sellers shall have received from counsel to Buyers an opinion in form and substance as set forth in Appendix E attached hereto, addressed to the Sellers, and dated as of the Closing Date; and

                 (k) Sellers who are U.S. taxpayers shall have received from counsel to Buyers an opinion to the effect that the transactions contemplated by this Agreement constitute a tax-free reorganization under Section 368 of the Code, subject however to each of such Sellers providing such counsel written representations requested by such counsel as a condition to rendering the opinion.

                 (l) Buyer's Board of Directors shall authorize Buyer's officers to take all action reasonably necessary in the judgment of the Board of Directors to cause Buyer's securities to be listed on the Nasdaq National Market, the Nasdaq SmallCap Market, or the American Stock Exchange.

         The Sellers' Representative may, on behalf of the Sellers, waive any condition specified in this Section 5.2. if he or she executes a writing so stating at or prior to Closing.

                                   ARTICLE VI

                                 INDEMNIFICATION

            6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants set forth in this Agreement shall survive the Closing for a period of one year after the Closing Date; provided, however, that the representations and warranties set forth in Section 3.2(p) shall survive the Closing for the applicable statute of limitations period.

            6.2 INDEMNIFICATION BY BUYER.

                 (a) Buyer agrees, subject to the other terms and conditions of this Agreement, to indemnify Sellers (and each of Sellers' directors, officers, employees, Affiliates, successors and assigns) against, and hold them harmless from, all liabilities, costs and expenses (including, without limitation, reasonable attorney and expert fees) of and damages to Sellers arising out of the breach of any material representation, warranty, covenant or agreement of Buyer herein. No claim may be asserted nor may any action be commenced against Buyer for breach of any representation, warranty, covenant or agreement contained herein, or for any liabilities of Buyer which are asserted against Sellers unless written notice of such claim or action is received by Buyer describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 6.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                 (b) THIRD PARTY CLAIMS. Sellers agree to give Buyer prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has Knowledge concerning any liability or damage as to which it may request indemnification hereunder. Buyer shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding; Sellers may participate in such defense, but in such case the expenses of each Seller shall be paid by such Seller. Sellers shall provide Buyer with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and aid at Buyer's request Buyer in the defense or settlement thereof, and Buyer shall reimburse Sellers for all of their reasonable out-of-pocket expenses in connection therewith. If Buyer elects to direct the defense of any such claim or proceeding, Sellers shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless Buyer consents in writing to such payment or unless Buyer, subject to the last sentence of this subsection (b), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of Buyer is entered against Sellers for such liability. If Buyer shall fail to defend, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, Sellers shall have the right to undertake the defense or settlement thereof, at Buyer's expense. If Sellers assume the defense of any such claim or proceeding pursuant to this subsection (b) and propose to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then Sellers shall give Buyer prompt written notice thereof, and Buyer shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

                 (c) Buyer makes no representation, warranty, covenant or agreement with respect to any matter contained in this Agreement except and to the extent as expressly set forth in this Agreement. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Sellers, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

             6.3 INDEMNIFICATION BY THE SELLERS.

                 (a) Each of the Sellers agrees, subject to the other terms and conditions of this Agreement, to severally and not jointly indemnify Buyer (and Buyer's directors, officers, employees, Affiliates, successors and assigns) against, and hold it harmless from, such Seller's pro rata share (determined according to the number of Buyer Shares distributable to such Seller) of all liabilities, costs and expenses (including, without limitation, reasonable attorney and expert fees) of and damages to Buyer, arising out of the breach of any material representation, warranty, covenant or agreement of Sellers herein. No claim may be asserted nor may any action be commenced against Sellers for breach of any representation, warranty, covenant or agreement contained herein or for any liabilities of Sellers which are asserted against Buyer, unless written notice of such claim or action is received by the Sellers' Representative describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section
6.1 irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

                 (b) THIRD PARTY CLAIMS. Buyer agrees to give Sellers' Representative prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has Knowledge concerning any liability or damage as to which it may request indemnification hereunder. Sellers shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such claim or proceeding; Buyer may participate in such defense, but in such case the expenses of Buyer shall be paid by Buyer. Buyer shall provide Sellers with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and aid at Sellers' request Sellers in the defense or settlement thereof, and Sellers shall reimburse Buyer for all its reasonable out-of-pocket expenses in connection therewith. If Sellers elect to direct the defense of any such claim or proceeding, Buyer shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Sellers' Representative consents in writing to such payment or unless Sellers, subject to the last sentence of this subsection (b), withdraw from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of Sellers is entered against Buyer for such liability. If Sellers shall fail to defend, or if, after commencing or undertaking any such defense, fail to prosecute or withdraw from such defense, Buyer shall have the right to undertake the defense or settlement thereof, at Sellers' expense. If Buyer assumes the defense of any such claim or proceeding pursuant to this subsection (b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then Buyer shall give Sellers prompt written notice thereof, and Sellers shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

                 (c) The Sellers make no representation, warranty, covenant or agreement with respect to any matter contained in this Agreement except and to the extent as expressly set forth in this Agreement. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyer, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

             6.4 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the above, the indemnification obligations of Buyer and Sellers under Sections 6.2. and 6.3., as the case may be, are subject to the limitations set forth below.

                 (a) Any indemnification pursuant to Article VI of this Agreement shall be subject to the requirement that no claim be made until the aggregate amount of losses subject to indemnification thereunder exceeds $25,000 (or in the case of a Seller, the Seller's pro rata share of such amount, determined according to the number of Buyer Shares distributable to such Seller) (the "DEDUCTIBLE"), after which time claims for indemnification may be made to the extent and only to the extent that the aggregate amount of all losses exceeds the Deductible, subject to the terms, conditions and limitations set forth herein.

                 (b) The maximum amount of the liability of the Buyer in excess of the Deductible in respect all Buyer's representations, warranties, covenants and agreements shall not exceed $5,000,000. The maximum amount of the liability of any Seller in excess of the Deductible in respect of such Seller's representations, warranties, covenants and agreements shall not exceed the value of the Buyer Stock distributable to the Seller hereunder. In addition, a Seller may satisfy any indemnification obligation of such Seller under this Article VI by transferring to Buyer such number of shares of Buyer Stock as are equal in value to the amount of the Seller's indemnification obligation. For purposes of this Section 6.4, the shares of Buyer Stock shall be deemed to have a value of $0.70 per share.

                 (c) No Person may make a claim for indemnification with respect to any event, occurrence, condition or fact that would constitute a breach of any material representation, warranty, covenant or agreement of Sellers or Buyer, as the case may be, set forth in this Agreement of which said Person (or its directors, officers, employees or Affiliates) had actual knowledge at the time of Closing.

             6.5 CALCULATION OF LOSSES. The amount of losses recoverable by an indemnified party under this Article VI shall be reduced, dollar-for-dollar, by the amount of any proceeds actually recovered by the indemnified party from a third party or under any insurance policies which may be in effect with respect to such losses, and by the amount of tax benefits realized by such indemnified party in respect of such losses.

             6.6 SATISFACTION OF CLAIMS WITH BUYER STOCK. To the extent that Buyer has asserted any claims under Section 6.3 prior to the time when the Additional Buyer Stock is to be distributed to Shareholders pursuant to Section 2.6, Buyer may withhold the distribution of shares of Additional Buyer Stock with an aggregate value (determined as provided in Section 6.4(b)) equal to the amount of such claim until the resolution of such claim pursuant to Section 9.11 of this Agreement.

             6.7 EXCLUSIVE REMEDY. Each of the Sellers and Buyer acknowledge and agree that, from and after the Closing, its sole and exclusive remedy with respect to any and all rights, claims, and causes of action (other than fraud) for any breach of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VI. Each of the Sellers and Buyer hereby waives any indemnification rights that might otherwise be available to such parties under applicable federal, state and common law.

                                  ARTICLE VII

                                   TERMINATION

             7.1 TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                 (a) Buyer and the Sellers' Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

                 (b) Buyer may terminate this Agreement by giving written notice to the Sellers' Representative at any time prior to Closing in the event (i) any of the Sellers has within the then previous 10 business days given the Buyer any notice pursuant to Section 4.5 and (ii) the development that is the subject of the notice has had a Material Adverse Effect;

                 (c) Buyer may terminate this Agreement by giving written notice to the Sellers' Representative at any time prior to the Closing in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers' Representative of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

                 (d) the Sellers' Representative may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

                 (e) Buyer or the Sellers' Representative may terminate this Agreement if the Closing shall not have occurred on or before December 31, 2001.

             7.2 TERMINATION FEE.

                 (a) In the event that this Agreement is terminated by Seller's Representative under Section 7.1(e) for any reason other than the failure of the conditions set forth in Sections 5.1 (c)-(d), 5.2(c)-(d), 5.2(g), 5.2(l) and 5.2(f) and, within six (6) months after such termination, the Company or the Sellers execute a memorandum of intent or other agreement relating to an Alternative Transaction, and such transaction is ultimately consummated, then immediately upon the closing of such Alternative Transaction, the Company shall pay to Buyer a fee equal to 20% of the fair market value of the consideration to be received by the Company and/or the Sellers in the Alternative Transaction, but in no event more than $750,000 (the "TERMINATION FEE"). The payment of the Termination Fee shall be without prejudice to any other remedies that Buyer may have under this Agreement. In the event that the Alternative Transaction results in the issuance of equity securities to the Company or the Sellers, then, at the Company's option, the Company or the Sellers may pay the Termination Fee through the transfer to Buyer of shares of such equity securities, free of any liens, encumbrances, claims or restrictions on transfer, valued at the fair market value of such equity securities on the date of delivery to Buyer; PROVIDED, HOWEVER, that equity securities of the same class
(i) are, at the time of delivery to Buyer, listed or admitted for trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, or the Nasdaq Small Cap Market, on any international securities exchange of comparable stature, and (ii) may be sold or otherwise transferred by Buyer immediately upon Buyer's receipt thereof through the facilities of such exchange without any restriction or limitation whatsoever.

                 (b) For purposes of Section 7.2(a), "Alternative Transaction" shall exclude a private placement of equity securities of the Company representing upon issuance less than 50% of the common equity of the Company on a fully converted basis.

             7.3 EFFECT OF TERMINATION. If the Sellers' Representative or Buyer terminates this Agreement pursuant to Section 7.1., all rights and obligations of each of the Sellers and Buyer hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); PROVIDED, HOWEVER, that the provisions contained in
Section 4.3. shall survive termination.

                                  ARTICLE VIII

                     APPOINTMENT OF SELLERS' REPRESENTATIVE

             8.1 IRREVOCABLE APPOINTMENT OF SELLERS' REPRESENTATIVE. By the execution and delivery of this Agreement, including counterparts hereof, each Seller hereby irrevocably constitutes and appoints Reuven Avital and any successor to the foregoing person appointed pursuant to Section 8.3 hereof, as the true and lawful agent and attorney-in-fact (referred to in this Agreement as the "SELLERS' REPRESENTATIVE") of such Seller with full power of substitution and with full power and authority to act in the name, place and stead of such Seller with respect to the terms and provisions of this Section 8.1, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Seller's Representative shall deem necessary or appropriate in connection with the following powers granted under this Section 8.1: (a) to approve any action hereunder which requires the consent, approval or the waiver of the Sellers, including, without limitation, any action under Section 5.2, (b) to settle all claims, matters, disputes or disagreements under this Agreement (provided that such settlement shall effect each Seller in a pro rata manner, determined in accordance with the number of Buyer Share distributable to such Seller); (c) to extend the Closing Date or change the location of the Closing; and, with the consent of a majority-in-interest of the Sellers, terminate this Agreement as provided in Article VII. A "majority-in-interest" means those Sellers entitled to receive a majority of the Buyer Stock under this Agreement.

             8.2 ACTS OF SELLERS' REPRESENTATIVE.

                 (a) The appointment of the Sellers' Representative in Section
8.1 hereof shall be deemed coupled with an interest and shall be irrevocable, and Buyer and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Sellers' Representative as the act of each of the Sellers in all matters referred to in Section 8.1 hereof. Each Seller hereby ratifies and confirms all that the Sellers' Representative shall do or cause to be done by virtue of Sellers' Representative's appointment as Sellers' Representative of such Seller. The Sellers' Representative shall act for the Sellers on all of the matters set forth in Section 8.1 hereof in the manner the Sellers' Representative believes to be in the best interest of the Sellers and consistent with Sellers' Representative's obligations under this Agreement, but the Sellers' Representative shall not be responsible to any Seller for any loss or damage any Seller may suffer by reason of the performance by the Sellers' Representative of Sellers' Representative's duties under this Agreement, including any loss or damage resulting from any error of judgment, mistake of fact or law, or any act done or omitted to be done in good faith, other than loss or damage arising from willful violation of law or gross negligence in the performance of Sellers' Representative's duties under this Agreement.

                 (b) Each Seller hereby expressly acknowledges and agrees that the Sellers' Representative is authorized to act on behalf of such Seller notwithstanding any dispute or disagreement among the Sellers, and that the Buyer shall be entitled to rely on any and all action taken by the Sellers' Representative under this Agreement without liability to, or obligation to inquire of, any of the Sellers. Buyer is hereby expressly authorized to rely on the authority and genuineness of the signature of the Sellers' Representative on any instrument, certificate or document. Upon receipt of any writing which reasonably appears to have been signed by the Sellers' Representative, Buyer may act upon the same without any further duty of inquiry as to the genuineness of the writing.

             8.3 REPLACEMENT OF SELLERS' REPRESENTATIVE. If the Sellers' Representative resigns or ceases to function in Sellers' Representative's capacity for any reason whatsoever, then Dan Manor shall become the Sellers' Representative and if Dan Manor shall cease to serve, then a majority-in-interest of the Sellers shall appoint a successor; provided, however, that, if for any reason no successor has been appointed within thirty
(30) days, then any Seller or Buyer shall have the right to petition a court of competent jurisdiction for appointment of a successor.

             8.4 INDEMNIFICATION OF SELLERS' REPRESENTATIVE. Sellers do hereby jointly and severally agree to indemnify and hold the Sellers' Representative harmless from and against any and all liability, loss, cost, damage or expense (including without limitation fees and expenses of legal counsel) reasonably incurred or suffered as a result of the performance of Sellers' Representative's duties under this Agreement except for actions constituting gross negligence or willful misconduct.

             8.5 PROOF OF AUTHORITY. Each Seller shall execute and deliver to the Sellers' Representative such further documents requested by the Sellers' Representative, if any, as may be necessary to the efficient proof of his authority to act and to exercise the powers granted the Sellers' Representative under this Article VIII.

             8.6 SURVIVAL OF POWER. Each Seller who is an individual intends for the authorizations and agreements in this Article VIII to remain in force and not be affected if such Seller subsequently becomes mentally or physically disabled or incompetent.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Buyer and the Company shall agree on the form and content of any public announcement relating to the subject matter of this Agreement, and, neither Buyer nor the Company shall make any such public announcement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that Buyer may make a public disclosure it believes in good faith is required by applicable federal or state securities laws or by any listing or trading agreement concerning its publicly-traded securities, in which case the Buyer will use its reasonable best efforts to advise the Company prior to making the disclosure.

         9.2 FEES AND EXPENSES. Buyer shall be responsible for its own costs and expenses, including but not limited to any broker's or finder's fees, incurred in connection with the negotiation, preparation, execution and performance of this Agreement, and the costs and expenses of its authorized representatives. Sellers and the Company shall each be responsible for their own costs and expense incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

         9.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         9.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         9.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Sellers.

         9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         9.7 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.8 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE SELLERS, TO SELLERS' REPRESENTATIVE:

                  Mr. Reuven Avital
                  Biosonix Ltd.
                  6 Haprachim Street
                  Kfar Mlal
                  P.O. Box 1044
                  Hod Hasharon 45110, Israel
                  Telephone: 011-972-9-7411740
                  Facsimile: 011-972-9-7421526

         IF TO THE COMPANY:

                  Biosonix, Ltd.
                  6 Haprachim Street
                  Kfar Mlal
                  P.O. Box 1044
                  Hod Hasharon 45110, Israel
                  Telephone: 011-972-9-7411740
                  Facsimile: 011-972-9-7421526

         with a copy to:

                  Emmanuel Kadouch, Adv.
                  Sharir, Shiv, Friedman & Co. Law Offices
                  3 Azrieli Center
                  Triangular Tower
                  Tel Aviv 67023
                  Telephone: 011-972-3-6074777 ext. 4763
                  Facsimile: 011-972-3-6074778

         IF TO BUYER:

                  Neoprobe Corporation

                  425 Metro Place North, Suite 400
                  Dublin, Ohio 43017
                  U.S.A.
                  Attention:  David C. Bupp
                  Telephone:  (614) 793-7500
                  Facsimile:  (614) 793-7522

         with a copy to:

                  Porter, Wright, Morris & Arthur LLP
                  41 South High Street
                  Columbus, Ohio 43215
                  U.S.A.
                  Attention: William J. Kelly, Esq.
                  Telephone: (614) 227-2136
                  Facsimile:  (614) 227-2100

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         9.10 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or, if there is not a basis for federal court jurisdiction, state court in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal of state court sitting in the State of Delaware.

         9.11 DISPUTE RESOLUTION.

              (a) FINANCIAL MATTERS. Notwithstanding any provision of this Agreement to the contrary, all disputes, controversies or claims arising out of or relating to this Agreement or the transactions contemplated hereby relating to financial matters (including without limitation claims for the payment of Additional Buyer Stock under Article II, indemnification under Article VI, and payment of a Termination Fee under Article
VII) shall be resolved by agreement among the parties, or, if not so resolved within forty-five (45) days following written notice of dispute given by either party hereto to the other, by arbitration in accordance with Title 9 of the United States Code (the United States Arbitration Act), the Commercial Arbitration Rules of the American Arbitration Association, all as amended from time to time (collectively, the "RULES") and the provisions of this Section; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. The parties agree that they shall use their best efforts to cause the matter to be presented to the arbitral tribunal as soon as possible in light of the complexity of the dispute. The arbitral tribunal shall consist of three neutral arbitrators, each of whom shall be attorneys at law with at least ten years' experience in corporate and securities practice. One of the arbitrators shall be chosen by the claimant and one chosen by respondent, and the two so chosen shall choose the third arbitrator who shall act as chairperson. The parties shall be entitled to engage in discovery in connection with arbitration, which discovery shall be conducted in accordance with Federal Rules of Civil Procedure and Federal Rules of Evidence. Additionally, each party shall disclose a list of all documentary evidence to be used, and a list of all witnesses and experts to be called by the party at least twenty (20) days prior to the arbitration hearing. The decision of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any Person who is a party to the arbitration proceeding. The arbitral tribunal shall assess fees, expenses, compensation, and attorney's fees in the award as provided in the Rules. The arbitral tribunal shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party. Any arbitration shall be conducted in the State of Delaware.

         (b) OTHER MATTERS. Notwithstanding any provision of this Agreement to the contrary, in respect of all disputes, controversies or claims arising out of or relating to this Agreement or the transactions contemplated relating to any matters other than financial matters the parties may exercise any and all rights and remedies available at law or in equity. Without limiting the generality of the foregoing, in the event of a breach or threatened breach by any party hereto of any of its covenants or other obligations hereunder, including, without limitation, the parties' respective obligations to close the transactions contemplated hereby, each of the parties hereby consents and agrees that the non-breaching party shall be entitled to an injunction or similar equitable relief restraining the breaching party(s) from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the breaching party(s) under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The right of the non-breaching party to injunctive relief shall be in addition to any and all other remedies available to it and shall not be construed to prevent it from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to them including the recovery of monetary damages, subject to any applicable limitations contained in Article VI.

         9.12 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers' Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.13 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.14 INCORPORATION OF APPENDICES AND SCHEDULES. The Appendices and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [signature page follows]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

SELLERS:                                       NEOPROBE CORPORATION

  /s/ Dan Manor                                By:      /s/ David C. Bupp
-------------------------------                   ----------------------------
Dan Manor
                                               Its:     President and CEO
                                                   ---------------------------
  /s/ Eli Levi
-------------------------------
Eli Levi

  /s/ Roni Bibi
-------------------------------
Roni Bibi

  /s/ Uzi Zucker
-------------------------------
Uzi Zucker

First Isratech Fund LP                                  BIOSONIX, LTD.

By:      /s/ Philip Aaronberg                  By:      /s/ Dan Manor
    ---------------------------                   ----------------------------
Its:     Director                              Its: CEO
    ---------------------------                    ---------------------------


First Isratech Fund LLC

By:      /s/ Philip Aaronberg
   ----------------------------
Its:     Director
    ---------------------------

First Isratech Fund Norway A.S

By:      /s/ Philip Aaronberg
   ----------------------------
Its:     Director
    ---------------------------

Greatway Commercial, Inc.

By:      /s/ Eva Quest
   ----------------------------
Its:     Secretary
    ---------------------------

Caremi Partners

By:      /s/ Michele McGovern
   ----------------------------
Its:     President
    ---------------------------

Emicar, LLC

By:      /s/ David Warmflash
   ----------------------------
Its:     Vice President
    ---------------------------

Ma'aragim Enterprises Ltd.

By:      /s/ Reuven Avital
   ----------------------------
Its:     General Manager
    ---------------------------